As filed with the Securities and Exchange Commission on September 19, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	22-3514823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Westbrook Corporate Center

Westchester, Illinois 60154

(708) 551-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Janet M. Bawcom

Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois 60154

(708) 551-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino

Kevin K. Greenslade

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of debt securities is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

PROSPECTUS

Ingredion Incorporated

Debt Securities

This prospectus contains a general description of the debt securities Ingredion Incorporated may offer for sale from time to time. We will describe the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference into this prospectus and any prospectus supplement, before you invest.

This prospectus may not be used to offer to sell any debt securities unless accompanied by a prospectus supplement.

We may sell the debt securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any debt securities, the applicable prospectus supplement will set forth the names of such underwriters, dealers or agents and any applicable commissions or discounts. The price to the public of such debt securities and the net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

The mailing address of our principal executive offices is 5 Westbrook Corporate Center, Westchester, Illinois 60154. The telephone number at that address is (708) 551-2600.

Investing in our debt securities involves risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2019.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus and the applicable prospectus supplement or any related free writing prospectus we authorize that supplements this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since any such date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may sell debt securities under this prospectus at any time and from time to time in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a prospectus supplement that will contain specific information about the terms of those debt securities and the offering. The prospectus supplement also may add, update or change the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with any documents incorporated by reference herein or therein. See “Where You Can Find More Information” for information about how you can obtain or view copies of incorporated documents.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document referred to are not necessarily complete. For each such contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

As used in this prospectus, unless stated otherwise or the context requires otherwise, “Ingredion,” “the Company,” “we,” “us” and “our” refer to Ingredion Incorporated and its subsidiaries. References to “$” are to United States dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for such statements.

These forward-looking statements include, among other things, any statements regarding our future financial condition, earnings, revenues, tax rates, capital expenditures, cash flows, expenses or other financial items, any statements concerning our prospects or future operations, including management’s plans or strategies and objectives therefor and any assumptions, expectations or beliefs underlying the foregoing. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “assume,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook,” “propels,” “opportunities,” “potential,” “provisional” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this prospectus or the documents incorporated or deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement are “forward-looking statements.”

These statements are based on current circumstances or expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and are beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that our expectations will prove correct.

Actual results and developments may differ materially from the expectations expressed in or implied by these statements, based on various factors, including:

•	changing consumption preferences, including those relating to high fructose corn syrup;

•

the effects of global economic conditions, including, particularly, economic, currency and political conditions in South America and economic and political conditions in Europe, and their impact on our sales volumes and pricing of our products;

•	our ability to collect our receivables from customers and our ability to raise funds at reasonable rates;

•	future financial performance of major industries that we serve, including, without limitation, the food, beverage, paper and corrugated, and brewing industries;

•	fluctuations in worldwide markets for corn and other commodities, and the associated risks of hedging against such fluctuations;

•	genetic and biotechnology issues;

•	our ability to develop or acquire new products and services at rates or of qualities sufficient to meet expectations;

•

availability of raw materials, including corn, including the impact of excess precipitation in the U.S. corn-planting season, potato starch, tapioca, gum Arabic and also the specific varieties of corn upon which some of our products are based;

•	fluctuations in the markets and prices for our co-products, particularly corn oil;

•	fluctuations in aggregate industry supply and market demand;

•	the behavior of financial markets, including foreign currency fluctuations and fluctuations in interest and exchange rates;

•	volatility and turmoil in the capital markets;

•	the commercial and consumer credit environment;

•	general political, economic, business, market and weather conditions in the various geographic regions and countries in which we buy our raw materials or manufacture or sell our products;

•	energy costs and availability;

•	freight and shipping costs;

•	changes in regulatory controls regarding quotas;

•	tariffs, duties, taxes and income tax rates, particularly United States tax reform enacted in 2017;

•	operating difficulties;

•	energy issues in Pakistan;

•	boiler reliability;

•	our ability to effectively integrate and operate acquired businesses;

•	our ability to achieve budgets and to realize expected synergies;

•	our ability to achieve expected savings under our Cost Smart program;

•	our ability to complete planned maintenance and investment projects successfully and on budget;

•	labor disputes;

•	increased competitive and/or customer pressure in the corn-refining industry; and

•	the outbreak or continuation of serious communicable disease or hostilities, including acts of terrorism.

Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see the information described below under the heading “Risk Factors.”

THE COMPANY

We are a leading global ingredients solutions provider. We turn corn, tapioca, potatoes, grains, fruits and vegetables into value-added ingredients and biomaterials for the food, beverage, paper and corrugating, brewing, pharmaceutical, textile and personal care industries, as well as the global animal feed and corn oil markets.

Our product lines include starches and sweeteners, animal feed products and edible corn oil. Our starch-based products include both food-grade and industrial starches, and biomaterials. Our sweetener products include glucose syrups, high maltose syrups, high fructose corn syrup, caramel color, dextrose, polyols, maltodextrins, and glucose and syrup solids.

We believe our approach to production and service, which focuses on local management and production improvements of our worldwide operations, provides us with a unique understanding of the cultures and product requirements in each of the geographic markets in which we operate, bringing added value to our customers through innovative solutions. At the same time, we believe that our corporate functions allow us to identify synergies and maximize the benefits of our global presence.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 5 Westbrook Corporate Center, Westchester, Illinois 60154 and our telephone number at that address is (708) 551-2600.

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any debt securities, you should carefully consider and evaluate all of the information included and incorporated by reference into this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by subsequent quarterly and current reports and other information we file with the SEC that are incorporated by reference herein or into the applicable prospectus supplement. Our business, financial condition, results of operations or liquidity could be adversely affected by any of these risks.

The risks we describe are not the only ones we face. Additional risks not known to us or that we deem immaterial also may impair our business or operations. Any adverse effect on our business, financial condition, results of operations or liquidity could result in a decline in the value of the debt securities and the loss of all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the debt securities described in this prospectus for general corporate purposes, including:

•	to repay or refinance debt;

•	to finance acquisitions;

•	to meet our working capital requirements;

•	for capital expenditures; and

•	to invest in our subsidiaries.

Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under an indenture dated as of August 18, 1999 between us and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee. We refer to this indenture, as supplemented and modified from time to time, as the “indenture.” We refer to The Bank of New York Mellon Trust Company, N.A., or any successor trustee under the indenture, as the “trustee.” References to “debt securities” are references to the debt securities that may be issued under the indenture.

The following description of Ingredion’s debt securities to be issued under the indenture summarizes the general terms and conditions of our debt securities to which the applicable prospectus supplement may relate. This summary is not complete and is subject to, and qualified in its entirety by reference to, the text of the indenture. If you would like more information about the provisions of the indenture, you should review the text of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture before investing in our debt securities.

References in this section of the prospectus to “Ingredion,” the “Company,” “we,” “us” and “our” are only to Ingredion Incorporated, the issuer of the debt securities, and not to its subsidiaries.

General

The terms of any series of debt securities will be set forth in (or determined in accordance with) a resolution of our board of directors or in a supplement to the indenture relating to that series. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended.

We may issue debt securities, at any time and from time to time, in one or more series without limitation on the aggregate principal amount. We may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of debt securities of any series outstanding, “reopen” that series of debt securities by issuing additional debt securities of that series having the same ranking, interest rate, maturity and other terms as the debt securities of that outstanding series (except for the issue date, issue price and, in some cases, the first interest payment date, and the date from which interest will begin to accrue). Any such additional debt securities will constitute part of the same series as such outstanding debt securities, except that any such additional debt securities that are not fungible for U.S. federal income tax purposes with the outstanding debt securities will be issued with a different CUSIP number.

The debt securities will be unsecured and will rank equally with all our unsecured and unsubordinated indebtedness.

A supplement to this prospectus will describe specific terms relating to the series of debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	the aggregate principal amount of the series;

•

the interest rate or rates, if any (which may be fixed or variable), or the formula or method by which interest shall accrue, the dates from which interest will accrue, the interest payment dates and corresponding record dates, and whether we may defer interest payments;

•	the stated maturity of the debt securities;

•	whether, and the terms on which, the debt securities may be redeemed by us;

•	whether, and the terms on which, the holders will have the right to cause us to repurchase the debt securities;

•	whether there will be a sinking, purchase or analogous fund;

•	the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity thereof upon an Event of Default under the indenture;

•	the denominations in which the debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

•	the form used to evidence ownership of the debt securities;

•	whether the debt securities are convertible;

•	the manner and place of payment of principal (and premium, if any) and interest;

•	additional offices or agencies for registration of transfer and exchange and for payment of the principal, premium (if any) and interest;

•	whether the debt securities will be registered or unregistered, and the circumstances upon which such debt securities may be exchanged for debt securities issued in a different form (if any);

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for such global securities and the circumstances upon which global securities may be exchanged for debt securities issued in a different form (if any);

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if denominated in a currency other than United States dollars, the currency or currencies, or currency unit or currency units, in which the debt securities will be denominated, or in which payments of the principal, premium (if any) and interest will be made and the circumstances in which the currency of payment may be changed (if any);

•

if we or a holder may elect to have the payments of the principal, premium (if any) or interest made in a currency or currency units other than that in which the debt securities are denominated or payable, the terms and conditions upon which such an election may be made;

•

if the payments of principal, premium (if any) or interest may be determined with reference to a currency, currency unit, commodity or financial or non-financial index or indices, how those amounts will be determined;

•	whether defeasance provisions will not apply; and

•	any other terms of the debt securities not inconsistent with the terms of the indenture.

Each prospectus supplement also will describe any special provisions for payment of additional amounts with respect to debt securities of any series.

Each series of debt securities will be a new issue with no established trading market. There can be no assurance that there will be a liquid trading market for the debt securities.

We may purchase debt securities at any time in the open market or otherwise. Debt securities we purchase may, in our discretion, be held or resold, canceled or used by us to satisfy any sinking fund or redemption requirements.

Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any of these discounted debt securities (or to certain other debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in a prospectus supplement.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and such foreign currency or currencies will be set forth in the applicable prospectus supplement.

Denominations, Registration, Transfer and Exchange

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global form and in denominations of $1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “—Book-Entry Issuance, Clearance and Settlement” below.

Registered debt securities of any series (other than registered debt securities in global form) will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

We are not required (i) to issue, register the transfer of or exchange debt securities of any series during the period of 15 days next preceding the mailing of a notice of redemption of such series or (ii) to register the transfer of or exchange any debt security so selected for redemption in whole or in part, except for the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

If we issue a series of debt securities only in registered form, we will maintain in Chicago, Illinois or New York, New York, or at such other locations as we may from time to time designate for any series of debt securities an office or agency where those debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities of that series and the indenture. We also may maintain an office or agency in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of that series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of those debt securities and the indenture.

We will give written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee under the indenture as our agent to receive all presentations, surrenders, notices and demands with respect to a series of debt securities. Unless otherwise specified in the applicable prospectus supplement, the applicable trustee’s corporate trust office in the Borough of Manhattan, The City of New York will be the office at which such presentations, surrenders, notices and demands may be made.

The principal of, premium, if any, and interest on the debt securities of any series will be payable at the office or agency maintained by us for that purpose, except that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by wire transfer to an account maintained by the payee located in the United States.

Certain Covenants

The covenants summarized in this section apply to all debt securities unless a prospectus supplement indicates otherwise. Certain terms used in the following description of the covenants are defined under the heading “—Certain Definitions” below.

Limitations on Secured Debt. If we or any Tax Consolidated Subsidiary directly or indirectly creates or incurs Indebtedness secured by a Lien on Principal Property (including Capital Stock or indebtedness of any Subsidiary) owned by us, we are required concurrently to secure the debt securities then outstanding (together with, if we so determine, any other Indebtedness of or guaranteed by us ranking equally with such outstanding debt securities) equally and ratably with (or, at our option, prior to) such secured debt.

With specified exceptions, the indenture permits us to create the following types of Liens, which the indenture refers to as “Permitted Encumbrances,” among others, without securing the debt securities:

•	Liens existing at the time of acquisition of the affected property, or purchase money Liens incurred at the time of or within 270 days after the acquisition of such property;

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Liens on property of a Person existing at the time such Person is merged into or consolidated with or purchased by us or a Tax Consolidated Subsidiary, or Liens resulting from such merger, consolidation or purchase;

•	Liens existing on the date of the indenture;

•	Liens in favor of a government or governmental entity to secure payments or other obligations pursuant to any contract or statute;

•	Liens to secure Indebtedness incurred to finance the acquisition, construction or improvement of the property subject to such Liens;

•	certain statutory or similar Liens arising in the ordinary course of business;

•	certain Liens for taxes, assessments or governmental charges or levies;

•	Liens (including judgment Liens) arising in connection with legal proceedings; and

•	certain extensions, renewals or replacements of any Liens referred to above.

Limitations on Sale and Leaseback Transactions. We and our Tax Consolidated Subsidiaries may not sell or transfer any property in connection with an arrangement providing that we or a Tax Consolidated Subsidiary will enter into a lease of such property as lessee (except for certain temporary leases for a term, including renewals, not exceeding five years) unless any one of the following is true with respect to such a “Sale and Leaseback Transaction”:

•	the Sale and Leaseback Transaction is entered into to finance all or any part of the purchase price of property acquired or constructed by us or a Tax Consolidated Subsidiary;

•

the Sale and Leaseback Transaction involves the property of a Person that is merging into or consolidating with us or one of our Tax Consolidated Subsidiaries or that is selling, leasing or otherwise disposing of its properties as an entirety or substantially as an entirety to us or one of our Tax Consolidated Subsidiaries;

•

the Sale and Leaseback Transaction involves a government or governmental entity as the lessor and is entered into to secure payments or other obligations under Indebtedness incurred to finance all or any part of the cost of constructing or improving the property subject to such Sale and Leaseback Transaction;

•	the Sale and Leaseback Transaction involves an extension, renewal or replacement of a lease pursuant to a Sale and Leaseback Transaction referred to above; or

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the Sale and Leaseback Transaction results in net proceeds which are at least equal to the fair value (as determined by our board of directors) of the property leased in such Sale and Leaseback Transaction, so long as, within 120 days after the effective date of such Sale and Leaseback Transaction, we or a Tax Consolidated Subsidiary applies an amount equal to the net proceeds of such Sale and Leaseback Transaction either to (i) the purchase of other property having a fair value at least equal to the fair value of the property leased in such Sale and Leaseback Transaction and having a similar utility and function or (ii) the retirement or repayment of (a) the debt securities of any series, (b) other Funded Debt of the Company that ranks prior to or on a parity with the debt securities of any series, (c) indebtedness of any Subsidiary maturing more than one year from its date of issuance or (d) or preferred stock of any Subsidiary.

Exempted Secured Debt and Sale and Leaseback Transactions. Notwithstanding the limitations on secured debt and Sale and Leaseback Transactions described above, we and our Tax Consolidated Subsidiaries may create or incur Indebtedness secured by a Lien on Principal Property without securing the debt securities, or may enter into Sale and Leaseback Transactions without retiring Funded Debt or other specified obligations, or enter into a combination of such transactions, if the sum of the aggregate principal amount of all such Indebtedness (excluding Indebtedness secured by Permitted Encumbrances) and the aggregate amount of capitalized rent (as calculated pursuant to the indenture) in respect of all such Sale and Leaseback Transactions (excluding Sale and Leaseback Transactions of the type set forth in the bullet points under the heading “—Limitations on Sale and Leaseback Transactions” above) does not at any such time exceed 10% of our Consolidated Net Tangible Assets.

Merger, Consolidation and Sale of Assets. We may not consolidate with, or merge into, or sell, lease or convey all or substantially all of our assets to any other Person, unless:

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either the Company is the continuing corporation, or the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by sale, lease or conveyance all or substantially all of our assets is a corporation organized and existing under the laws of the United States, the United Kingdom, Italy, France, Germany, Japan or Canada, or any political subdivision or state of any such country, and such corporation expressly assumes all of our obligations under the debt securities and under the indenture; and

•

immediately after giving effect to such merger, consolidation, sale, lease or conveyance, no Event of Default under the indenture or no event which, after notice or lapse of time or both, would become an Event of Default under the indenture, shall have occurred and be continuing.

Further, we may not enter into such a consolidation, merger, sale, lease or conveyance if, as a result of such a transaction, any property owned by the Company or a Subsidiary immediately prior thereto would be subject to a lien, unless (i) simultaneously therewith or prior thereto effective provision is made for the securing (equally and ratably with any other indebtedness of or guaranteed by the Company then entitled thereto) of the due and punctual payment of the principal of and interest on all of the debt securities of any series equally and ratably with (or prior to) the debt secured by such lien or (ii) the Company would be permitted to create such a lien pursuant to provisions of the indenture without equally and ratably securing the debt securities of any series.

If we sell, lease or convey substantially all our assets and the purchaser or lessee assumes our obligations under the indenture, we will be discharged from all obligations under the indenture and the debt securities.

Certain Definitions

Set forth below is a summary of certain defined terms as used in the indenture. See Article One of the indenture for the full definition of all such terms.

“Capital Stock” means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

“Consolidated Net Tangible Assets” means the aggregate amount of all assets (less depreciation, valuation and other reserves and items deductible therefrom under generally accepted accounting principles) after deducting therefrom (i) all goodwill, patents, trademarks and other like intangibles and (ii) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at our option for a time more than twelve months after the time as of which the amount thereof is being computed or which are backed by any instruments or agreements which by their terms are extendible or renewable at our option for a time more than twelve months after the time as of which the amount thereof is being computed, including, without limitation, commercial paper obligations which may be repaid out of borrowings under a credit facility), as set forth on the most recent quarterly balance sheet of us and our Tax Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Funded Debt” means any Indebtedness maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Indebtedness is included in current liabilities).

“Indebtedness” means with respect to any Person (i) any liability of such Person (a) for borrowed money, or (b) evidenced by a bond, note, debenture or similar instrument (including purchase money obligations but excluding trade payables), or (c) for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles; (ii) any liability of others described in the preceding clause (i) that such Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

“Lien” means any mortgage, pledge, security interest, lien, charge or other encumbrance.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or warehousing and located in the United States, owned or leased (under capital lease) by us or a Tax Consolidated Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion thereof or any such land or fixture (i) which is financed by outstanding obligations issued by a state, a territory or a possession of the United States, or any political subdivision or authority of any of the foregoing, or the District of Columbia, or (ii) which, in the reasonable opinion of our board of directors, is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our Subsidiaries, or by us and one or more Subsidiaries.

“Tax Consolidated Subsidiary” means a Subsidiary with which we would be entitled to file a consolidated federal income tax return.

Events of Default

Under the indenture, “Event of Default” means, with respect to any series of debt securities, any one of the following events which shall have occurred and be continuing:

•	default in the payment of any interest upon any of the debt securities of such series when due that continues for 30 days after payment is due;

•	default in the payment of all or any part of the principal of (or premium, if any, on) any of the debt securities of such series when due;

•	default in the deposit of any sinking fund or analogous payment in respect of the debt securities of such series when due;

•

default in the performance, or breach, of any covenant or warranty in the debt securities of such series or in the indenture (other than as elsewhere specifically provided for) and continuance of such default or breach for a period of 90 days after there has been given to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of all series then outstanding affected thereby a written notice specifying such default or breach and requiring it to be remedied;

•

failure by us or any of our Subsidiaries to pay when due any principal or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $25 million in the aggregate (but excluding Indebtedness evidenced by the debt securities or otherwise arising under the indenture (the “other Indebtedness”)), and the continuation of such failure after the applicable grace period, if any, specified in the agreement or instrument relating to such other Indebtedness, or

•

the occurrence or existence of any other event or condition under any agreement or instrument relating to any such other Indebtedness that continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such other Indebtedness, or

•

the declaration that any such other Indebtedness is due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such other Indebtedness shall be made required to be made, in each case prior to the stated maturity thereof;

•	certain events of bankruptcy, insolvency or reorganization involving us; or

•	any other Event of Default described in the applicable prospectus supplement.

In general, the trustee must give both us and you notice of a default for the debt securities you hold. The trustee may withhold notice to you (except defaults as to payment of principal, premium or interest) if it determines that the withholding of such notice is in the interest of the holders affected by the default.

If an Event of Default shall have occurred and is continuing with respect to debt securities of any series, then, unless the principal of all of the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, by written notice to us (and to the trustee if given by such holders), may declare the entire principal of (and premium, if any, on) and accrued interest on such series of debt securities to be due and payable immediately, and, upon such declaration, such principal, (premium, if any) and accrued interest shall become immediately due and payable. Upon certain conditions, such declaration may be annulled and past defaults (except, unless cured, a default in payment of principal of (and premium, if any, on) and interest on such series of debt securities) may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The indenture contains provisions entitling the trustee, subject to the duty of the trustee upon the occurrence of a default to act with the required standard of care, to be indemnified by the holders of the debt securities outstanding thereunder before proceeding to exercise any right or power under the indenture at the request, order or direction of the holders of such debt securities.

The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercise any trust or power conferred on the trustee, provided that:

•	such direction does not conflict with any rule of law or the indenture;

•	the trustee may take any other action that is not inconsistent with such direction; and

•

the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of the affected series not joining in the giving of such direction.

The indenture limits the right to institute legal proceedings. No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture, or for any remedy under the indenture, unless:

•	such holder shall have previously given written notice of a continuing Event of Default to the trustee;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee, and offered indemnity satisfactory to the trustee, to institute such proceeding as trustee;

•	the trustee shall have failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•

no direction inconsistent with such written request shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

Notwithstanding any provision in the indenture or any series of debt securities, any right of a holder of any debt security to receive payment of the principal of (and premium, if any) and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder.

The indenture contains a covenant that we will file annually with the trustee a certificate as to our compliance with all conditions and covenants under the indenture or setting forth the circumstances of any failure to so comply and the steps taken or proposed to be taken to eliminate such failure.

Modification of the Indenture

With the consent of the holders of not less than a majority in aggregate principal amount of a series of debt securities outstanding, we may modify the indenture by entering into a supplemental indenture that will then be binding upon the debt securities of such series. However, without the consent of the holder of each debt security so affected, no changes to a series of debt securities may be made that:

•	extends the final maturity date thereof;

•	reduces the principal amount thereof;

•	reduces the rate or extends the time of payment of interest thereon;

•	reduces any premium payable upon the redemption thereof;

•	reduces the amount of an original issue discount security that would be payable upon acceleration of the maturity thereof; or

•	changes the currency in which the debt security is payable.

Without the consent of the holders of all debt securities of the affected series, we may not reduce from a majority in aggregate principal amount of debt securities of such series the amount of such debt securities the consent of the holders of which is required for any such supplemental indenture.

We may modify the indenture by entering into a supplemental indenture that will then be binding upon the debt securities of a series without the consent of the holders of such series to make the following changes, among others:

•	add covenants, restrictions, conditions or provisions for the protection of holders of debt securities of any or all series;

•	change or eliminate any provision of the indenture so long as any such change or elimination would not adversely affect such provision as applied to an outstanding series of debt securities;

•

cure any ambiguity or correct or supplement any provision contained in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or such supplemental indenture; and

•	make such other provisions in regards to matters or questions arising under the indenture as shall not adversely affect the interests of holders of debt securities of any series.

Defeasance of Debt Securities and Certain Covenants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to each series of debt securities.

Legal Defeasance. The indenture provides that, with respect to any series of debt securities, upon satisfaction of the conditions specified in the indenture, we will be deemed to have been discharged from our obligations with respect to all outstanding debt securities of such series on the date those conditions are satisfied. This means that we will be deemed to have paid and discharged the entire indebtedness represented by such outstanding debt securities and to have satisfied all our other obligations under such outstanding debt securities and, insofar as such debt securities are concerned, the indenture, except for:

•

the rights of holders of outstanding debt securities of such series to receive, solely from the trust fund described in clause (a) under the heading “—Conditions to Legal Defeasance and Covenant Defeasance” below, payments of the principal of (and premium, if any, on) and interest on the outstanding debt securities of such series when due; and

•

a limited number of other provisions of the indenture, including provisions relating to, among other matters, (i) transfers and exchanges of, and the maintenance of offices or agencies for paying or registering the transfer or exchange of, the debt securities of such series; (ii) the replacement of stolen, lost or mutilated debt securities of such series; (iii) the duties and rights of paying agents, the compensation and reimbursement of the trustee and resignation and removal of a trustee; (iv) redemption of such debt securities; and (v) the defeasance provisions of the indenture.

We refer to this process as “legal defeasance.”

Covenant Defeasance. The indenture further provides that, with respect to any series of debt securities, upon satisfaction of the conditions specified in the indenture, we will be released, on and after the date such conditions are satisfied, from our obligations with respect to all outstanding debt securities of such series under the covenants described under the heading “—Certain Covenants” above, any additional covenants applicable to the debt securities of such series that may be identified in the applicable prospectus supplement as being subject to covenant defeasance, and the Event of Default described under the fourth bullet point under the heading “—Events of Default” above. This means that, with respect to the outstanding debt securities of such series, we may omit to comply with, and shall have no liability for, any such covenant and such omission to comply will not constitute an Event of Default or an event which, with the giving of notice or lapse of time or both, would be an Event of Default. We refer to this process as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of the debt securities of any series, the following conditions must be satisfied, among others:

(a)

we must irrevocably deposit or cause to be deposited with the trustee as trust funds (i) an amount in cash, (ii) Government Obligations applicable to such debt securities that, through the payment of principal and interest in accordance with their terms (without consideration of any reinvestment thereof), will provide, not later than the opening of business on the due date of any payment of principal (including any premium) and interest, if any, under such debt securities, money in an amount, or (iii) a combination of cash and Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, to pay and discharge, (A) the principal of (and premium, if any, on) and interest on such outstanding debt securities on the stated maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest, and (B) any mandatory sinking fund payments or analogous payments applicable to such outstanding debt securities when due and payable;

(b)

we have paid all other sums payable in respect of the debt securities of such series, and such payment and the deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c)

no Event of Default or event which, with the giving of notice or lapse of time or both, would be an Event of Default with respect to the debt securities of such series will have occurred and be continuing on the date of such deposit and no Event of Default described under the fifth, sixth and seventh bullet points under the heading “—Events of Default” above or event which, with the giving of notice or lapse of time or both, would be an Event of Default described under the fifth, sixth and seventh bullet points under the heading “—Events of Default” above shall have occurred and be continuing on the 91st day after the date of such deposit; and

(d)

we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and such debt securities are declared due and payable because of the occurrence of an Event of Default (including an Event of Default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series on the dates those payments are due or, if applicable, on a redemption date, but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

Unless otherwise provided in the applicable prospectus supplement, when we use the term “Government Obligations” with respect to any debt securities of a series, we mean (i) direct noncallable obligations of the government which issued the currency in which the debt securities of such series are denominated or (ii) noncallable obligations the payment of principal of and interest on which is fully guaranteed by such government and which, in either case, are full faith and credit obligations of such government.

Satisfaction and Discharge

The indenture will cease to be of any further effect with respect to any series of debt securities issued thereunder if:

•	all outstanding debt securities of such series have (subject to specified exceptions) been delivered to the trustee for cancellation; or

•

all outstanding debt securities of such series not previously delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and, in each such case, we have deposited with the trustee as trust funds an amount in cash sufficient to pay at stated maturity or upon redemption such debt securities not previously delivered to the trustee for cancellation, including principal (and premium, if any) and interest due or to become due at stated maturity or on such redemption date, as the case may be;

and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of such series and satisfy certain other conditions specified in the indenture. We refer to this process as “satisfaction and discharge.”

Notwithstanding the satisfaction and discharge of the indenture with respect to the debt securities of any series, a limited number of provisions of the indenture will remain in effect.

Book-Entry Issuance, Clearing and Settlement

Unless otherwise provided in the applicable prospectus supplement, the debt securities of each series offered by means of this prospectus will be issued in the form of one or more fully registered global securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), another nominee of DTC or a successor of DTC or its nominee. So long as Cede & Co., as the nominee of DTC, is the sole registered owner of any global security, Cede & Co. for all purposes will be considered the sole holder of that global security. Except under the limited circumstances described in this prospectus or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive delivery of physical certificates, and will not be considered the holder thereof.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The rules applicable to DTC and its participants are on file with the SEC.

Beneficial owners that are DTC participants may hold their interest in a global security directly through DTC. Beneficial owners that are not DTC participants may hold their interest in a global security indirectly through direct participants of DTC or through certain clearing systems, banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and have indirect access to DTC (each such entity an “indirect participant”), including Euroclear Bank S.A./ N.V. and Clearstream Banking S.A. Unless and until definitive debt securities are issued, all references to actions by holders of debt securities issued in global form refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the registered holder of the offered debt securities.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them.

You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the securities to the DTC nominee that is the registered holder of the debt securities. We and the trustee will treat

DTC or its nominee as the owner of each global security for all purposes. Accordingly, none of us, the trustee and any paying agent will have any direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC or its nominee, which will, in turn, inform the direct DTC participants, which will then contact beneficial owners holding interests in the debt securities through them.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can act only on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of an interest in a debt security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a debt security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, based on customary practices, make payments to and solicit votes from beneficial owners of debt securities who have accounts directly with them. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants with which you have an account, and not of DTC, the trustee or Ingredion.

DTC may discontinue providing its services as securities depositary with respect to debt securities at any time by giving us reasonable notice.

Debt securities represented by one or more global securities will be exchangeable for definitive debt securities, that is, certificated debt securities, with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us;

•	we decide to discontinue the book-entry system; or

•	an event of default with respect to the debt securities entitling holders of such debt securities to accelerate the maturity thereof has occurred and is continuing.

If a global security is exchanged for definitive debt securities, the trustee will keep the registration books for the debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

Governing Law

The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), or any successor thereto, serves as trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. is one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit.

The trustee may resign with respect to one or more series of debt securities or may be removed with respect to any series of debt securities by holders of not less than a majority in aggregate principal amount of outstanding debt securities of such series and a successor trustee may be appointed to act with respect to each such series. If two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

PLAN OF DISTRIBUTION

We may sell the debt securities:

•	through underwriters, dealers or agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We will describe in the applicable prospectus supplement the particular terms of the offering of the debt securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the debt securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the debt securities will be subject to specified conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered debt securities through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered debt securities directly to one or more purchasers.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.

To facilitate the offering of the debt securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of such debt securities or any other debt securities the prices of which may be used to determine payments on such debt securities.

Each series of debt securities will be a new issue with no established trading market. Any underwriter to which debt securities are sold by us for public offering and sale may make a market in such debt securities, but will not be obligated to do so, and may discontinue any market making at any time without notice.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.ingredion.com. The information on or accessible through our website is not incorporated by reference into, or part of, this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference certain information filed previously with the SEC into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we hereafter make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case excluding any documents or information deemed to have been furnished and not filed in accordance with SEC rules), prior to the termination of the offering under this prospectus:

•

Annual Report on Form 10-K for the year ended December  31, 2018 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2019 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019; and

•	Current Reports on Form 8-K filed on April 18, 2019, May 21, 2019 and August 20, 2019.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois 60154

Attention: Corporate Secretary

Telephone: (708) 551-2600

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Hogan Lovells US LLP, Washington, D.C., counsel to the Company, will pass upon the validity of the offered debt securities for us.

EXPERTS

The consolidated balance sheets of Ingredion Incorporated and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by Ingredion in connection with the sale of the debt securities being registered hereby.

Amount
SEC registration fee		$ (a)
Accounting fees and expenses		(b)
Legal fees and expenses		(b)
Trustee fees and expenses		(b)
Printing fees and expenses		(b)
Rating agency fees		(b)

Total	$

(a)

Because this registration statement covers an indeterminate amount of debt securities, the SEC registration fee is not currently determinable. The registrant is deferring payment of the registration fee for the debt securities offered by this prospectus in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b)	Expenses are not presently known and cannot be estimated.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of debt securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified offering of debt securities being registered will be provided at the time information as to such offering is included in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Ingredion Incorporated (“Ingredion”) is incorporated in the State of Delaware.

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation and Bylaws. Ingredion is empowered by Section 102(b)(7) of the Delaware General Corporation Law to include a provision in its certificate of incorporation to limit under certain circumstances a director’s liability to Ingredion or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article Tenth of Ingredion’s Amended and Restated Certificate of Incorporation states that directors of Ingredion shall not be liable to Ingredion or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Ingredion or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful dividend payments, stock repurchases or stock redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of Ingredion’s By-Laws provides that Ingredion shall indemnify its directors and officers and the directors against certain liabilities (including attorneys’ fees related thereto) that may arise as a result of such service, or service at Ingredion’s request as a director or officer of another enterprise, to the fullest extent permitted by the Delaware General Corporation Law as the same exists now or may hereafter be amended.

Indemnification Agreements. Ingredion has entered into indemnification agreements with all its executive officers and directors. These agreements provide the executive officers and directors with indemnification against certain liabilities (including attorneys’ fees related thereto) that may arise as a result of such service to the fullest extent permitted by the Delaware General Corporation Law as the same exists now or may hereafter be amended.

Liability Insurance. Ingredion maintains insurance policies under which its directors and executive officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or executive officers, which could include liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 16.	Exhibits.

Number	Description

1*	Form of Underwriting Agreement

4.1**	Indenture, dated as of August 18, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to The Bank of New York), as trustee

4.2*	Form of debt security

5.1**	Opinion of Hogan Lovells US LLP regarding the validity of the debt securities registered hereby

23.1**	Consent of KPMG LLP

23.2**	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1)

24.1**	Powers of attorney of directors and officers of the Company (included in the signature page to this Registration Statement)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee with respect to the indenture filed as Exhibit 4.1 hereto

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities.
**	Filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westchester, State of Illinois, on September 19, 2019.

INGREDION INCORPORATED

By	/s/ James P. Zallie
Name:	James P. Zallie
Title:	President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Janet M. Bawcom and Michael N. Levy, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 19, 2019.

	Signature	Title

By:	/s/ James P. Zallie James P. Zallie	President, Chief Executive Officer and Director (principal executive officer)

By:	/s/ James D. Gray James D. Gray	Executive Vice President and Chief Financial Officer (principal financial officer)

By:	/s/ Stephen K. Latreille Stephen K. Latreille	Vice President and Corporate Controller (principal accounting officer)

By:	/s/ Luis Aranguren-Trellez Luis Aranguren-Trellez	Director

By:	/s/ David B. Fischer David B. Fischer	Director

By:	/s/ Paul Hanrahan Paul Hanrahan	Director

	Signature	Title

By:	/s/ Rhonda L. Jordan Rhonda L. Jordan	Director

By:	/s/ Gregory B. Kenny Gregory B. Kenny	Director

By:	/s/ Barbara A. Klein Barbara A. Klein	Director

By:	/s/ Victoria J. Reich Victoria J. Reich	Director

By:	/s/ Stephan B. Tanda Stephan B. Tanda	Director

By:	/s/ Jorge A. Uribe Jorge A. Uribe	Director

By:	/s/ Dwayne A. Wilson Dwayne A. Wilson	Director